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Exhibit 5.1

November 7, 2017

Solaris Oilfield Infrastructure, Inc.
9811 Katy Freeway, Suite 900
Houston, Texas 77024

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel for Solaris Oilfield Infrastructure, Inc., a Delaware corporation (the "Company"), in connection with the proposed offer and sale (the "Offering") by the Company and certain selling stockholders of the Company (the "Selling Stockholders"), pursuant to a prospectus forming a part of a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission on November 7, 2017 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Registration Statement"), of up to 7,000,000 shares of Class A common stock, par value $0.01 per share (the "Class A common stock"), of the Company (the "Firm Shares"), and up to an additional 1,050,000 shares of Class A common stock pursuant to the underwriters' option to purchase additional shares of Class A common stock (together with the Firm Shares, the "Common Shares"). The Common Shares to be offered by the Selling Stockholders consist of Common Shares that are issuable upon redemption of membership interests ("Solaris LLC Units") in Solaris Oilfield Infrastructure, LLC, a Delaware limited liability company ("Solaris LLC"), together with an equal number of shares of Class B common stock of the Company (the "Class B Common Stock"), pursuant to the Second Amended and Restated Limited Liability Company Agreement of Solaris LLC, dated as of May 11, 2017 (the "Solaris LLC Agreement").

        In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Common Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto, (iii) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of the Common Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (iv) any Common Shares issuable upon redemption of Solaris LLC Units and shares of Class B common stock will have been issued in accordance with the Solaris LLC Agreement.

        In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (ii) the Solaris LLC Agreement, (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iv) the Registration Statement and (v) the form of underwriting agreement filed as an exhibit to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the legal capacity of all individuals executing any of the foregoing documents.

November 7, 2017 Page 2

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          (a)   with respect to the Common Shares to be issued and sold by the Company, when such Common Shares have been issued and delivered in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company and upon payment of the consideration therefor provided for therein (not less than the par value of the Common Shares), such Common Shares will be duly authorized, validly issued, fully paid and nonassessable; and

          (b)   with respect to the Common Shares proposed to be sold by the Selling Stockholders, such Common Shares have been duly authorized and, when such Common Shares have been issued upon redemption and exchange of Solaris LLC Units and shares of Class B common stock for an equivalent amount of Common Shares in accordance with the Solaris LLC Agreement, will be validly issued, fully paid and nonassessable.

        The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and the foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

        We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

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  Exhibit 5.1